NEWS RELEASE

MATERION CORPORATION REPORTS FULL-YEAR AND FOURTH QUARTER 2019 FINANCIAL RESULTS AND PROVIDES 2020 EARNINGS GUIDANCE

MAYFIELD HEIGHTS, Ohio - February 13, 2020 - Materion Corporation (NYSE:MTRN) today reported full-year and fourth quarter 2019 financial results, provided 2020 earnings guidance, and announced the date of the Annual Meeting.

Full-Year 2019 Results

•	Operating profit was $67.0 million; adjusted operating profit improved 25% from prior year to a record $82.4 million

•	Operating cash flow was a record $99.2 million

•	Net income was $2.45 per share, diluted; adjusted earnings per share were $3.19, an all-time record and the third consecutive year with earnings growth greater than 30%
Fourth Quarter 2019 Results

•	Net sales were $280.2 million compared to $298.1 million in 2018; value-added sales were $162.5 million versus $185.8 million in 2018

•	Operating profit was $16.6 million; adjusted operating profit was $17.1 million compared to $18.1 million in 2018

•	Net income was $0.71 per share, diluted; adjusted earnings per share were $0.68, the twelfth consecutive quarter of year-over-year earnings growth

Earnings Guidance

•	The Company is providing full-year 2020 adjusted earnings guidance of $3.15 to $3.30 per share, diluted

“I am very pleased to report another year of exceptional results, delivering the third consecutive year of greater than 30% adjusted earnings growth,” stated Jugal Vijayvargiya, President and Chief Executive Officer. “Our multi-pillar One Materion strategy continues to gain traction. We will continue to execute this strategy to deliver long-term profitable growth, even as we navigate through market cycles and macroeconomic uncertainty.”

FULL-YEAR 2019 RESULTS
Net sales were $1.2 billion, consistent with 2018. Value-added sales of $733.7 million were relatively flat compared to $739.0 million for the prior year. End market strength and commercial performance in aerospace and defense partially offset weakness in the automotive and semiconductor end markets.

Operating profit for the full year was $67.0 million versus $61.5 million in the prior year. Adjusted operating profit was a record $82.4 million, up 25% compared to $66.0 million in 2018. Adjusted operating profit excluded non-cash charges for goodwill and asset impairments of $14.1 million related to the Large Area Coatings (LAC) business included in the Precision Coatings segment, and $1.3 million for restructuring charges and other non-recurring expenses. As a percentage of value-added sales, adjusted operating profit was a record 11%.

Net income for 2019 was $50.7 million, or $2.45 per share, diluted, compared to $20.8 million, or $1.01 per share, diluted, in the prior year. Excluding non-recurring special items, adjusted net income for 2019 was a record of $65.9 million, or $3.19 per share, diluted, an increase of 34% versus the prior year adjusted net income of $2.38 per share.

FOURTH QUARTER 2019 RESULTS
Net sales for the fourth quarter were $280.2 million, versus $298.1 million for the prior year. Value-added sales in the fourth quarter were $162.5 million, compared to $185.8 million in 2018. Commercial performance initiatives and strong demand in the aerospace and defense end market was more than offset by weaker demand in the automotive and telecom and data center end markets, as well as lower sales of blood glucose test strip products. In addition, there were no beryllium hydroxide shipments in the fourth quarter of 2019.

Operating profit for the fourth quarter was $16.6 million, compared to $14.4 million for the prior year. Adjusted operating profit for the quarter was $17.1 million, versus $18.1 million in 2018. Adjustments for special, non-recurring items in the quarter included due diligence expenses for potential acquisitions and legacy environmental costs. As a percentage of value-added sales, adjusted operating profit for the quarter was 11%, the sixth consecutive quarter of double-digit operating profit margins.

Fourth quarter 2019 net income was $14.8 million versus a net loss of $20.8 million in 2018. The prior-year quarter included a non-cash, non-operating pension settlement charge of $41.4 million for annuitizing a portion of U.S. pension obligations. On an adjusted basis, net income was $14.1 million, or $0.68 per share, diluted, an increase of 5% versus the prior-year fourth quarter and the twelfth consecutive quarter of year-over-year earnings growth.

OUTLOOK
We continue to face challenging conditions impacting several of the geographies and end markets we serve, including automotive, industrial, energy, and telecom and data center. We remain focused on executing our multi-pillar strategy and making the necessary investments to deliver long-term growth.

Based on the current order entry and outlook, we are providing full-year 2020 adjusted earnings guidance of $3.15 to $3.30 per share, diluted.

ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 and 5 to this press release.

ANNUAL MEETING ANNOUNCEMENT
The Company today announced March 16, 2020 as the record date for shareholders voting at its Annual Meeting to be held on May 13, 2020.

CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, February 13, 2020. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial (877) 407-0778. Callers outside the U.S. can dial (201) 689-8565. A replay of the call will be available until February 27, 2020 by dialing (877) 481-4010 or (919) 882-2331; please reference replay ID number 57375. The call will also be archived on the Company’s website.

FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements, in particular, the outlook provided above. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors.

These factors include, in addition to those mentioned elsewhere herein:

•	Actual net sales, operating rates, and margins for 2020;

•	The global economy, including the impact of tariffs and trade agreements;

•	The impact of any U.S. Federal Government shutdowns and sequestrations;

•
The condition of the markets which we serve, whether defined geographically or by segment, with the major market segments being: semiconductor, industrial, aerospace and defense, automotive, energy, consumer electronics, and telecom and data center.

•	Changes in product mix and the financial condition of customers;

•	Our success in developing and introducing new products and new product ramp-up rates;

•	Our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values;

•	Our success in identifying acquisition candidates and in acquiring and integrating such businesses;

•	The impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions;

•	Our success in implementing our strategic plans and the timely and successful completion and start-up of any capital projects;

•
Other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans;

•	The uncertainties related to the impact of war, terrorist activities, and acts of God;

•	Changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations;

•	The conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; and

•	The risk factors as set forth in Item 1A of our Form 10-K.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact:                        Media Contact:
Stephen F. Shamrock                    John G. McCloskey
(216) 383-4010                        (216) 383-6835
stephen.shamrock@materion.com            john.mccloskey@materion.com

https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income (Loss)

	(Unaudited)
	Fourth Quarter Ended		Year Ended
(In thousands except per share amounts)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net sales	$280,161	$298,070	$1,185,424	$1,207,815
Cost of sales	225,154	232,018	926,280	956,710
Gross margin	55,007	66,052	259,144	251,105
Selling, general, and administrative expense	31,397	37,682	147,164	153,489
Research and development expense	5,207	3,434	18,271	15,187
Goodwill impairment charges	—	—	11,560	—
Asset impairment charges	—	—	2,581	—
Restructuring expense	—	5,599	785	5,599
Other — net	1,829	4,950	11,783	15,334
Operating profit	16,574	14,387	67,000	61,496
Other non-operating (income) expense—net	(53)	41,004	3,431	42,683
Interest expense — net	177	461	1,579	2,471
Income (Loss) before income taxes	16,450	(27,078)	61,990	16,342
Income tax expense (benefit)	1,699	(6,250)	11,330	(4,504)
Net income (loss)	$14,751	$(20,828)	$50,660	$20,846
Basic earnings per share:
Net income (loss) per share of common stock	$0.72	$(1.03)	$2.49	$1.03
Diluted earnings per share:
Net income (loss) per share of common stock	$0.71	$(1.03)	$2.45	$1.01
Weighted-average number of shares of common stock outstanding:
Basic	20,404	20,249	20,365	20,212
Diluted	20,692	20,249	20,655	20,613

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	December 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$125,007	$70,645
Accounts receivable, net	154,751	130,538
Inventories, net	190,390	214,871
Prepaid and other current assets	21,839	23,299
Total current assets	491,987	439,353
Deferred income taxes	1,666	5,616
Property, plant, and equipment	916,965	898,251
Less allowances for depreciation, depletion, and amortization	(684,689)	(647,233)
Property, plant, and equipment—net	232,276	251,018
Operating lease, right-of-use asset	23,413	—
Intangible assets	6,380	6,461
Other assets	17,937	7,236
Goodwill	79,011	90,657
Total Assets	$852,670	$800,341
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$868	$823
Accounts payable	43,206	49,622
Salaries and wages	41,167	47,501
Other liabilities and accrued items	32,477	33,301
Income taxes	1,342	2,615
Unearned revenue	3,380	5,918
Total current liabilities	122,440	139,780
Other long-term liabilities	11,560	14,764
Operating lease liabilities	18,091	—
Finance lease liabilities	17,424	15,221
Retirement and post-employment benefits	32,466	38,853
Unearned income	32,891	32,563
Long-term income taxes	3,451	2,993
Deferred income taxes	2,410	195
Long-term debt	1,260	2,066
Shareholders’ equity	610,677	553,906
Total Liabilities and Shareholders’ Equity	$852,670	$800,341

Attachment 3
Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows

	(Unaudited)
(Thousands)	2019	2018
Cash flows from operating activities:
Net income	$50,660	$20,846
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	41,116	35,524
Amortization of deferred financing costs in interest expense	962	1,009
Stock-based compensation expense (non-cash)	7,170	5,313
Amortization of pension and post-retirement costs	386	5,551
Loss on sale of property, plant, and equipment	344	518
Deferred income tax expense (benefit)	2,584	(1,318)
Impairment charges	14,141	—
Net pension curtailments and settlements	3,328	41,406
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	(23,933)	(7,219)
Decrease (increase) in inventory	24,031	4,234
Decrease (increase) in prepaid and other current assets	1,418	1,162
Increase (decrease) in accounts payable and accrued expenses	(18,575)	8,820
Increase (decrease) in unearned revenue	(2,538)	477
Increase (decrease) in interest and taxes payable	(805)	435
Domestic pension plan contributions	(4,500)	(42,000)
Other-net	3,433	1,616
Net cash provided by operating activities	99,222	76,374
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(24,251)	(27,702)
Payments for mine development	(2,277)	(6,558)
Proceeds from sale of property, plant, and equipment	44	432
Net cash used in investing activities	(26,484)	(33,828)
Cash flows from financing activities:
Repayment of long-term debt	(823)	(777)
Principal payments under finance lease obligations	(1,200)	(861)
Cash dividends paid	(8,856)	(8,389)
Deferred financing costs	(2,130)	—
Repurchase of common stock	(199)	(422)
Payments of withholding taxes for stock-based compensation awards	(4,846)	(3,156)
Net cash used in financing activities	(18,054)	(13,605)
Effects of exchange rate changes	(322)	(140)
Net change in cash and cash equivalents	54,362	28,801
Cash and cash equivalents at beginning of period	70,645	41,844
Cash and cash equivalents at end of period	$125,007	$70,645

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales and Operating Profit
(Unaudited)

	Fourth Quarter Ended				Year Ended
(Millions)	December 31, 2019		December 31, 2018		December 31, 2019		December 31, 2018
Net Sales
Performance Alloys and Composites	$107.2		$128.5		$500.2		$500.6
Advanced Materials	148.8		138.7		573.8		586.6
Precision Coatings	24.2		30.9		111.4		120.6
Other	—		—		—		—
Total	$280.2		$298.1		$1,185.4		$1,207.8

Less: Pass-through Metal Cost
Performance Alloys and Composites	$15.9		$18.4		$72.1		$75.1
Advanced Materials	96.0		85.9		349.5		362.9
Precision Coatings	5.0		6.7		24.1		26.4
Other	0.8		1.3		6.0		4.4
Total	$117.7		$112.3		$451.7		$468.8

Value-added Sales (non-GAAP)
Performance Alloys and Composites	$91.3		$110.1		$428.1		$425.5
Advanced Materials	52.8		52.8		224.3		223.7
Precision Coatings	19.2		24.2		87.3		94.2
Other	(0.8)		(1.3)		(6.0)		(4.4)
Total	$162.5		$185.8		$733.7		$739.0

Gross Margin		% of VA		% of VA		% of VA		% of VA
Performance Alloys and Composites	$29.4	32%	$38.7	35%	$148.4	35%	$133.0	31%
Advanced Materials	17.0	32%	16.4	31%	77.9	35%	79.0	35%
Precision Coatings	7.0	36%	10.2	42%	35.8	41%	39.1	42%
Other	1.6	—	0.8	—	(3.0)	—	—	—
Total	$55.0	34%	$66.1	36%	$259.1	35%	$251.1	34%

Operating Profit		% of VA		% of VA		% of VA		% of VA
Performance Alloys and Composites	$13.6	15%	$19.9	18%	$70.7	17%	$58.8	14%
Advanced Materials	5.3	10%	(0.7)	(1)%	24.7	11%	17.6	8%
Precision Coatings	1.6	8%	2.4	10%	(3.5)	(4)%	11.5	12%
Other	(3.9)	—	(7.2)	—	(24.9)	—	(26.4)	—
Total	$16.6	10%	$14.4	8%	$67.0	9%	$61.5	8%

	Fourth Quarter Ended				Year Ended
(Millions)	December 31, 2019		December 31, 2018		December 31, 2019		December 31, 2018
Special Items
Performance Alloys and Composites	$—		$(1.9)		$—		$(1.9)
Advanced Materials	—		5.6		—		5.6
Precision Coatings	—		—		14.5		—
Other	0.5		—		0.9		0.8
Total	$0.5		$3.7		$15.4		$4.5

Operating Profit Excluding Special Items		% of VA		% of VA		% of VA		% of VA
Performance Alloys and Composites	$13.6	15%	$18.0	16%	$70.7	17%	$56.9	13%
Advanced Materials	5.3	10%	4.9	9%	24.7	11%	23.2	10%
Precision Coatings	1.6	8%	2.4	10%	11.0	13%	11.5	12%
Other	(3.4)	—	(7.2)	—	(24.0)	—	(25.6)	—
Total	$17.1	11%	$18.1	10%	$82.4	11%	$66.0	9%

The cost of gold, silver, platinum, palladium, and copper is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures - Profitability
(Unaudited)

	Fourth Quarter Ended		Year Ended
(Millions except per share amounts)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP as Reported
Net Sales	$280.2	$298.1	$1,185.4	$1,207.8
Operating profit	16.6	14.4	67.0	61.5
Net income (loss)	14.8	(20.8)	50.7	20.8
EPS - Diluted	$0.71	$(1.03)	$2.45	$1.01

Operating Profit Special Items
Impairment charges	$—	$—	$14.1	$—
Cost reduction initiatives	—	5.6	0.8	5.6
LIFO inventory adjustment	—	(1.9)	—	(1.9)
Acquisition costs	0.4	—	0.4	—
Legacy legal & environmental costs	0.1	—	0.1	0.8
Total Operating Profit Special Items	$0.5	$3.7	$15.4	$4.5
Operating Profit Special Items - net of tax	$0.4	$4.1	$12.7	$4.7
Other Non-Operating Expense Special Items - net of tax	$—	$31.4	$2.6	$31.4
Tax Special Items	$(1.1)	$(1.3)	$(0.1)	$(7.9)

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$162.5	$185.8	$733.7	$739.0
Operating profit	17.1	18.1	82.4	66.0
Operating profit % of VA	10.5%	9.7%	11.2%	8.9%
Net income	14.1	13.4	65.9	49.0
EPS - Diluted	$0.68	$0.65	$3.19	$2.38

In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 4, we have adjusted the results for certain special items such as non-cash impairment charges, cost reduction initiatives (i.e., severance), certain LIFO inventory adjustments, merger and acquisition costs, legacy legal and environmental costs, non-cash pension charges, and certain discrete income tax items from the applicable GAAP financial measure. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Value-added sales by Market
(Unaudited)

	Fourth Quarter Ended			Year Ended
(Millions)	December 31, 2019	December 31, 2018	% Change	December 31, 2019	December 31, 2018	% Change
Materion Corporation
Semiconductor	$35.8	$33.6	6.5%	$144.2	$147.3	(2.1)%
Aerospace and Defense	34.8	28.0	24.3%	127.0	103.0	23.3%
Industrial	28.2	32.0	(11.9)%	133.1	131.5	1.2%
Consumer Electronics	15.7	17.2	(8.7)%	65.8	68.9	(4.5)%
Energy	14.2	16.7	(15.0)%	70.1	69.3	1.2%
Automotive	13.7	18.2	(24.7)%	59.7	78.1	(23.6)%
Telecom and Data Center	9.5	14.7	(35.4)%	54.1	57.3	(5.6)%
Other	10.6	25.4	(58.3)%	79.7	83.6	(4.7)%
Total	$162.5	$185.8	(12.5)%	$733.7	$739.0	(0.7)%
Performance Alloy and Composites
Semiconductor	$0.8	$1.3	(38.5)%	$5.2	$5.0	4.0%
Aerospace and Defense	28.1	22.2	26.6%	103.4	81.0	27.7%
Industrial	21.0	23.5	(10.6)%	96.8	98.8	(2.0)%
Consumer Electronics	10.9	12.3	(11.4)%	47.3	49.7	(4.8)%
Energy	7.4	9.6	(22.9)%	36.7	35.7	2.8%
Automotive	11.6	16.0	(27.5)%	51.9	69.7	(25.5)%
Telecom and Data Center	9.2	14.5	(36.6)%	53.3	56.8	(6.2)%
Other	2.3	10.7	(78.5)%	33.5	28.8	16.3%
Total	$91.3	$110.1	(17.1)%	$428.1	$425.5	0.6%
Advanced Materials
Semiconductor	$34.5	$32.1	7.5%	$138.4	$140.8	(1.7)%
Aerospace and Defense	0.9	0.5	80.0%	2.9	2.1	38.1%
Industrial	4.3	5.0	(14.0)%	22.0	20.0	10.0%
Consumer Electronics	0.1	0.1	—%	0.3	0.4	(25.0)%
Energy	6.9	7.1	(2.8)%	33.4	33.6	(0.6)%
Automotive	2.0	2.0	—%	6.8	7.1	(4.2)%
Telecom and Data Center	0.3	0.1	200.0%	0.8	0.5	60.0%
Other	3.8	5.9	(35.6)%	19.7	19.2	2.6%
Total	$52.8	$52.8	—%	$224.3	$223.7	0.3%
Precision Coatings
Semiconductor	$0.5	$0.2	150.0%	$0.7	$1.5	(53.3)%
Aerospace and Defense	5.8	5.2	11.5%	20.7	20.0	3.5%
Industrial	2.9	3.5	(17.1)%	14.3	12.8	11.7%
Consumer Electronics	4.7	4.8	(2.1)%	18.2	18.8	(3.2)%
Energy	—	—	—%	—	—	—%
Automotive	0.1	0.3	(66.7)%	1.0	1.4	(28.6)%
Telecom and Data Center	—	—	—%	—	—	—%
Other	5.2	10.2	(49.0)%	32.4	39.7	(18.4)%
Total	$19.2	$24.2	(20.7)%	$87.3	$94.2	(7.3)%

Eliminations	$(0.8)	$(1.3)		$(6.0)	$(4.4)